Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Manager and Member

CCO Holdings, LLC:

We consent to the incorporation by reference in the registration statement (No. 333-275214) on Form S-3 of our report dated January 29, 2026, with respect to the consolidated financial statements of CCO Holdings, LLC.

(Signed) KPMG LLP

St. Louis, Missouri
January 29, 2026